Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company of our reports dated June 22, 2011, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company, included in the 2011 Annual Report to Shareholders of The J. M. Smucker Company.
We also consent to the incorporation by reference in the following Registration Statements of our reports dated June 22, 2011, with respect to the consolidated financial statements of The J. M. Smucker Company and the effectiveness of internal control over financial reporting of The J. M. Smucker Company incorporated by reference in this Annual Report (Form 10-K) of The J. M. Smucker Company for the year ended April 30, 2011:

Registration Statement	Registration Number	Description
Form S-8	33-21273	1987 Stock Option Plan
Form S-8	33-38011	1987 Stock Option Plan
Form S-8	333-98335	The J. M. Smucker Company Amended and Restated 1998 Equity and Performance Incentive Plan
Form S-8	333-116622	Amended and Restated 1986 Stock Option Incentive Plan of The J. M. Smucker Company
Amended and Restated 1989 Stock-Based Incentive Plan of The J. M. Smucker Company
Amended and Restated 1997 Stock-Based Incentive Plan of The J. M. Smucker Company
Form S-8	333-137629	The J. M. Smucker Company 2006 Equity Compensation Plan
Form S-8	333-139167	The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan
Form S-8	333-139170	Non-Qualified Stock Option Agreement Between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller
Form S-8	333-170653	The J. M. Smucker Company 2010 Equity and Incentive Compensation Plan
/s/ Ernst & Young LLP
Akron, Ohio
June 28, 2011